EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated November 21, 2012, of ORO Capital Corporation relating to the financial statements as of July 31, 2012 and 2011 and for the period from December 29, 2010 (inception) to July 31, 2012, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com Houston, Texas

February 19, 2013